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                    DATA TRANSLATION, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                      Exhibit 21

                     LIST OF SUBSIDIARIES OF THE REGISTRANT

    1. Data Translation Ltd
       Basingstoke, Hants
       England

    2. Data Translation GmbH
       Bietigheim-Bissingen, Germany